SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2004

SAVVIS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, Missouri		63017
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code: (314) 628-7000

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.	OTHER EVENTS.

As previously disclosed in a Current Report on Form 8-K filed January 23, 2004, the registrant had been selected to acquire substantially all of the assets of Cable & Wireless USA, Inc. and Cable & Wireless Internet Services, Inc. (the “CWA Acquisition”). Attached as Exhibit 2.1 hereto is a copy of the Amended and Restated Asset Purchase Agreement, dated as of January 23, 2004, related to the CWA Acquisition.

In order to finance the CWA Acquisition and to fund working capital and capital expenditure needs of the acquired business, the registrant issued $200,000,000 aggregate principal amount of Series A Subordinated Notes (together with the notes to be issued as payment-in-kind interest thereunder, the “Notes”) and warrants (“Warrants”) to purchase shares of the registrant’s Series B Convertible Preferred Stock, $.01 par value per share (“Series B Preferred Stock”), which were convertible into an aggregate of approximately 129.4 million shares of the Company’s common stock, $.01 par value per share (“Common Stock”), pursuant to an amended and restated securities purchase agreement, dated as of February 9, 2004 (the “Purchase Agreement”), to Welsh, Carson, Anderson & Stowe VIII, L.P. (“WCAS VIII”) and several entities and individuals affiliated with WCAS VIII (the “WCAS Purchasers”), Constellation Venture Capital II, L.P., Constellation Venture Capital Offshore II, L.P., The BSC Employee Fund IV, L.P., and CVC II Partners, L.L.C. (together, the “Constellation Entities”) and the Oak Hill Purchasers (as defined in the Purchase Agreement). The Series B Preferred Stock is not currently convertible into Common Stock but automatically converts into Common Stock upon receipt of stockholder approval and any approvals required under the Hart-Scott-Rodino Act of 1976, as amended. Upon issuance, all Warrants were immediately exercised into Series B Preferred Stock pursuant to a “cashless” exercise and, as a result, the outstanding Series B Preferred Stock is convertible into approximately 65.5 million shares of Common Stock.

In addition, the registrant entered into an amended and restated registration rights agreement, dated as of February 6, 2004, with the purchasers of the Series B Preferred Stock, which granted certain demand and piggy-back registration rights to the holders of Common Stock issued upon conversion of the Series B Preferred Stock. The Constellation Entities and the WCAS Purchasers are current stockholders of the registrant.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits.

2.1	Amended and Restated Asset Purchase Agreement, dated as of January 23, 2004, by and between Savvis Asset Holdings, Inc., Cable & Wireless USA, Inc. and Cable & Wireless Internet Services, Inc. (the registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to this Agreement to the Securities and Exchange Commission upon request).

4.3	Certificate of Designations relating to the registrant’s Series B Convertible Preferred Stock.

4.12	Form of Series A Subordinated Note.

4.13	Form of Warrant to purchase the registrant’s Series B Convertible Preferred Stock.

10.1	Amended and Restated Securities Purchase Agreement, dated as of February 9, 2004, among the registrant, Welsh, Carson, Anderson & Stowe VIII, L.P. and the various entities and individuals affiliated with Welsh, Carson, Anderson & Stowe VIII, L.P. listed on Annex I thereto, the Constellation Entities and the Oak Hill Purchasers (as defined therein).

10.2	Amended and Restated Registration Rights Agreement, dated as of February 6, 2004, among the registrant, Welsh, Carson, Anderson & Stowe VIII, L.P., the various entities and individuals affiliated with Welsh, Carson, Anderson & Stowe VIII, L.P. listed on the signature pages thereto, the Constellation Entities and the Oak Hill Purchasers (as defined therein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 25, 2004	SAVVIS COMMUNICATIONS CORPORATION

	By:	/s/ Jeffrey H. Von Deylen
Name: Jeffrey H. Von Deylen
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amended and Restated Asset Purchase Agreement, dated as of January 23, 2004, by and between Savvis Asset Holdings, Inc., Cable & Wireless USA, Inc. and Cable & Wireless Internet Services, Inc. (the registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to this Agreement to the Securities and Exchange Commission upon request).

4.3	Certificate of Designations relating to the registrant’s Series B Convertible Preferred Stock.

4.12	Form of Series A Subordinated Note.

4.13	Form of Warrant to purchase the registrant’s Series B Convertible Preferred Stock.

10.1	Amended and Restated Securities Purchase Agreement, dated as of February 9, 2004, among the registrant, Welsh, Carson, Anderson & Stowe VIII, L.P. and the various entities and individuals affiliated with Welsh, Carson, Anderson & Stowe VIII, L.P. listed on Annex I thereto, the Constellation Entities and the Oak Hill Purchasers (as defined therein).

10.2	Amended and Restated Registration Rights Agreement, dated as of February 6, 2004, among the registrant, Welsh, Carson, Anderson & Stowe VIII, L.P., the various entities and individuals affiliated with Welsh, Carson, Anderson & Stowe VIII, L.P. listed on the signature pages thereto, the Constellation Entities and the Oak Hill Purchasers (as defined therein).